Exhibit 5.1
Troutman Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308-2216 troutman.com

May 31, 2018

MidSouth Bancorp, Inc.
102 Versailles Boulevard
Lafayette, Louisiana 70501

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to MidSouth Bancorp, Inc. (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) on or about May 31, 2018, for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), 560,000 shares of Common Stock, $0.10 par value per share (the “Shares”), issuable pursuant to the MidSouth Bancorp, Inc. 2018 Long-Term Incentive Compensation Plan (the “Plan”).

As counsel for the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of the Company’s representatives.

The opinions expressed below are limited to the Louisiana Business Corporation Act (including the relevant statutory provisions and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America. In delivering this opinion, we have relied on the opinion of the Onebane Law Firm attached hereto as Annex A, special Louisiana counsel, as to the laws of the State of Louisiana. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “Blue Sky” laws or (ii) state or federal antitrust laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued by the Company in the manner contemplated by the Plan, will be validly issued, fully paid and non-assessable.

Exhibit 5.1
Troutman Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308-2216 troutman.com

Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion or copies thereof as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP

Troutman Sanders LLP

JOSEPH ONEBANE (1917-1987)
JOHN G. TORIAN, II (1936-1991)

EDWARD C. ABELL, JR.
LAWRENCE L. LEWIS, III †
DOUGLAS W. TRUXILLO *
RANDALL C. SONGY
MICHAEL G. DURAND
RICHARD J. PETRE, JR.
THOMAS G. SMART *
ROGER E. ISHEE **
STEVEN C. LANZA
CRAIG A. RYAN
JEREMY B. SHEALY
JAMES D. BAYARD
LAUREN L. GARDNER *
EMILY E. BREAUX
CHRISTOPHER J. PEYTON
1200 CAMELLIA BOULEVARD (70508) SUITE 300 POST OFFICE BOX 3507 LAFAYETTE, LOUISIANA 70502-3507 TELEPHONE: (337) 237-2660 FAX: (337) 266-1232 WWW.ONEBANE.COM May 31, 2018

OF COUNSEL
WILLIAM E. KELLNER
GREGORY K. MOROUX
FREDERICK R. PARKER, JR. ‡
JOHN F. PARKER
KAREN DANIEL ANCELET
SUE T. MANN

‡ LL.M. IN HEALTH LAW
† BOARD CERTIFIED TAX ATTORNEY
LL.M. IN TAXATION
†† REGISTERED PATENT ATTORNEY

* ALSO ADMITTED IN TEXAS
** ALSO ADMITTED IN MISSISSIPPI

MidSouth Bancorp, Inc.
102 Versailles Boulevard
Lafayette, Louisiana 70501

Troutman Sanders LLP
600 Peachtree Street NE
Suite 3000
Atlanta, Georgia 30308

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is hereby made to the Registration Statement on Form S-8 (the “Registration Statement”) of MidSouth Bancorp, Inc. (the “Company”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about May 31, 2018, for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), 560,000 shares of Common Stock, $0.10 par value per share (the “Shares”), issuable pursuant to the MidSouth Bancorp, Inc. 2018 Long-Term Incentive Compensation Plan (the “Plan”). You have requested our opinion, as special Louisiana counsel, as to certain matters of Louisiana law in connection with the Shares.

In providing this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of the Company’s representatives.

We are, in this opinion, opining only on the laws of the State of Louisiana, including the Louisiana Business Corporation Act (including the relevant statutory provisions and the reported judicial decisions interpreting these laws). We are not opining on Louisiana “blue sky” or securities laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued by the Company in the manner contemplated by the Plan, will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion or copies thereof as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. Troutman Sanders LLP, counsel to the Company, may rely on this opinion in connection with the opinion which they are giving in connection with the offering and sale of the Shares and we hereby consent to Troutman Sanders LLP attaching this opinion as an annex to such opinion. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

    /s/ Lawrence L. Lewis, III

Lawrence L. Lewis, III

LLL/jnh